AMENDMENT TO

UNDERWRITING AGREEMENTS

(the “Agreements”)

Between

Each of the T. ROWE PRICE FUNDS

(collectively, the “Corporations/Trusts”) as set forth on Schedule A hereto

And

T. ROWE PRICE INVESTMENT SERVICES, INC.

(the “Distributor”)

 This is an amendment, made as of July 25, 2017, to each of the Agreements listed on Schedule A, by and between each respective Corporation/Trust, separately and not jointly, and the Distributor.

WITNESSETH:

 WHEREAS, the Distributor is engaged principally in the business of distributing shares of the investment companies sponsored and managed by T. Rowe Price Associates, Inc. (“Price Associates”) and is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (“SEA-34”) and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and the Funds desire the Distributor, as set forth in each Agreement, to continue to act as the distributor in the public offering of their shares;

 WHEREAS, at its meeting on February 6, 2017, the board of directors/trustees of each of the Corporations/Trusts authorized the respective Corporation/Trust to amend its Agreement to allow the Distributor to enter into separate agreements with affiliated T. Rowe Price entities, which will authorize those entities to offer for sale and accept orders for the sale of Fund Shares in limited circumstances from investors in countries outside the United States;

 WHEREAS, the Distributor and the Corporations/Trusts desire to continue each respective Agreement on the same terms and conditions other than as described below; and

 WHEREAS, tunless otherwise defined herein, capitalized terms used herein shall have the respective meaning ascribed in the Agreement;

 NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.  Paragraph 2 of each Agreement is amended to read as follows:

 2. Sale of Shares. Subject to the provisions of Paragraphs 3, 4, and 6 hereof, and to such minimum purchase requirements as may from time to time be currently indicated in the prospectus for the Corporation, Trust, Fund, or Funds (as applicable based on the term used in each respective Agreement), the Distributor is authorized to sell, as agent for the Corporation, Trust, Fund, or Funds (as applicable based on the term used in each respective Agreement), Shares authorized for issuance and registered under SA-33. Distributor may also sell Shares under offers of exchange between and among the investment companies for which Price Associates acts as sponsor and investment adviser (“Price Funds”). Distributor may also purchase as principal such Shares for resale to the public. Such sale will be made by Distributor on behalf of the Fund or Funds (as applicable) by accepting unconditional orders to purchase the Shares placed with Distributor by investors or by selected dealers and such purchases will be made by Distributor only after acceptance by Distributor of such orders. The sales price to the public of such Shares shall be the public offering price as defined in Paragraph 5 hereof.

 The Distributor shall have the right to enter into selected dealer agreements with registered and qualified securities dealers and other financial institutions of its choice for the sale of Shares, provided that the Corporation shall approve the forms of such agreements. Within the United States, the Distributor shall offer and sell Shares only to such selected dealers as are members in good standing of FINRA or are institutions exempt from registration under applicable federal securities laws. Shares sold to selected dealers shall be for resale by such dealers only at the public offering price as defined in Paragraph 5 hereof.

 The Distributor shall have the right to enter into agreements with one or more entities that control or are controlled by, or are under common control with, the Distributor (“Foreign Affiliates”) to enable those Foreign Affiliates to offer and sell Shares to investors and financial intermediaries outside the United States, subject to the rules, regulations, and legal requirements applicable to the country in which the investor or financial intermediary is located. Any Foreign Affiliates authorized to sell Shares shall not be considered a third party beneficiary of this Agreement and any Shares sold by Foreign Affiliates shall be at the public offering price as defined in Paragraph 5 hereof. Without limiting the generality of the foregoing, the Distributor shall require any such Foreign Affiliate to comply with any limitations on the Distributor set out in this Agreement (except to the extent such limitations relate solely to compliance with U.S. laws, rules, regulations and legal requirements applicable to the conduct of the Distributor with respect to the offer and sale of Shares within the United States.

2.  Paragraph 7 of each Agreement is amended to read as follows:

 7. Solicitation of Orders. In consideration of the rights granted to the Distributor under this Agreement, Distributor will use its best efforts (but only in states in which Distributor may lawfully do so) to obtain from investors unconditional orders for Shares authorized for issuance by the Corporation, Trust, Fund, or Funds (as applicable based on the term used in each respective Agreement), and registered under SA-33, provided that Distributor may in its discretion reject any order to purchase Shares. This does not obligate the Distributor to register or maintain its registration as a broker or dealer under the state securities laws of any jurisdiction if, in the discretion of the Distributor, such registration is not practical or feasible. The Corporation, Trust, Fund, or Funds (as applicable based on the term used in each respective Agreement) shall make available to the Distributor at the expense of the Distributor such number of copies of the Fund’s currently effective prospectus as the Distributor may reasonably request. The Corporation, Trust, Fund, or Funds (as applicable based on the term used in each respective Agreement) shall furnish to the Distributor copies of all information, financial statements, and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares. For any solicitations of orders outside the United States, the Distributor shall require the applicable Foreign Affiliate to comply with all country-specific laws, regulations, and licensing and registration requirements.

3. Paragraph 8 of each Agreement is amended to read as follows:

 8. Authorized Representations. The Corporation is not authorized by the Distributor to give, on behalf of the Distributor, any information or to make any representations other than the information and representations contained in a registration statement or prospectus filed with the SEC under SA-33 and/or ICA-40, covering Shares, as such registration statement and prospectus may be amended or supplemented from time to time.

 Neither Distributor nor any selected dealer nor any other person, including a Foreign Affiliate, if applicable, is authorized by the Corporation, Trust, Fund, or Funds (as applicable based on the term used in each respective Agreement) any information or to make any representations in connection with the sale of Shares other than the information and representations contained in a registration statement or prospectus filed, on behalf of the Corporation, Trust, Fund, or Funds (as applicable based on the term used in each respective Agreement), with the SEC under SA-33 and/or ICA-40, covering Shares, as such registration statement and prospectus may be amended or supplemented from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund. This shall not be construed to prevent the Distributor from preparing and distributing tombstone ads and sales literature or other material as it may deem appropriate. No person other than Distributor is authorized to act as principal underwriter (as such term is defined in ICA-40, as amended) for the Corporation.

4.  Paragraph 9 of each Agreement is amended to read as follows:

 9. Registration and Sale of Additional Shares. The Corporation, Trust, Fund, or Funds (as applicable based on the term used in each respective Agreement) will, from time to time, use its best efforts to register under SA-33, such Shares of the Fund or Funds (as applicable) as Distributor may reasonably be expected to sell on behalf of the Fund or Funds (as applicable). In connection therewith, the Fund hereby agrees to register an indefinite number of Shares pursuant to Rule 24f-2 under ICA-40, as amended. The Corporation, Trust, Fund, or Funds (as applicable based on the term used in each respective Agreement) will, in cooperation with the Distributor, take such action as may be necessary from time to time to qualify such Shares (so registered or otherwise qualified for sale under SA-33), in any state mutually agreeable to the Distributor and the Fund, and to maintain such qualification. For any sales of Shares outside the United States, the Distributor shall require the applicable Foreign Affiliate to comply with all country-specific laws, regulations, and licensing and registration requirements.

5. Paragraph 11 or Paragraph 12 of each Agreement, as applicable, is amended to read as follows:

 Conformity With Law. Distributor agrees that in selling Shares it shall duly conform in all respects with the laws of the United States and any state in which such Shares may be offered for sale by Distributor pursuant to this Agreement and to the rules and regulations of FINRA. The Distributor shall require the applicable Foreign Affiliate to agree that in accepting sales of Shares outside the United States it shall duly conform in all respects with the laws of the applicable country in which sales of such Shares are accepted.

6.  Paragraph 12 or Paragraph 13 of each Agreement, as applicable, is amended to read as follows:

 Independent Contractor. Distributor shall be an independent contractor and neither Distributor, nor any of its officers, directors, employees, or representatives is or shall be an employee of the Corporation in the performance of Distributor’s duties hereunder. Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents (including any Foreign Affiliates, if applicable) and employees and for injury to such agents or employees or to others through its agents or employees. Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

7.  The first paragraph relating to Indemnification under Paragraph 13 or Paragraph 14, as applicable, of each Agreement is amended to read as follows:

 Indemnification. Distributor, on its own behalf and on behalf of any Foreign Affiliate entering into an agreement to distribute and accept sales of Shares of the Fund, agrees to indemnify and hold harmless the Corporation or Fund, as appropriate, and each of the Corporation’s directors, officers, employees, representatives and each person, if any, who controls the Corporation or Fund within the meaning of Section 15 of SA-33 against any and all losses, liabilities, damages, claims, or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim, or expense and reasonable legal counsel fees incurred in connection therewith) to which the Corporation, Trust, Fund, or Funds (as applicable based on the term used in each respective Agreement) or such of the Corporation’s directors, officers, employees, representatives, or controlling person may become subject under SA-33, under any other statute, at common law, or in any jurisdiction outside the United States, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by Distributor (or Foreign Affiliate) or any of Distributor’s (or Foreign Affiliate’s) directors, officers, employees, or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report, or other information covering Shares filed or made public by the Corporation, Trust, Fund, or Funds (as applicable based on the term used in each respective Agreement), or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Corporation, Trust, Fund, or Funds (as applicable based on the term used in each respective Agreement) by Distributor. In no case (i) is Distributor’s indemnity in favor of the Corporation, Trust, Fund, or Funds (as applicable based on the term used in each respective Agreement), or any person indemnified to be deemed to protect the Corporation, Trust, Fund, or Funds (as applicable based on the term used in each respective Agreement), as appropriate, or such indemnified person against any liability to which the Corporation, Trust, Fund, or Funds (as applicable based on the term used in each respective Agreement), as appropriate, or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement or (ii) is Distributor to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against the Corporation, Trust, Fund, or Funds (as applicable based on the term used in each respective Agreement), or any person indemnified unless the Corporation, Trust, Fund, or Funds (as applicable based on the term used in each respective Agreement), as appropriate, or such person, as the case may be, shall have notified Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Corporation, Trust, Fund, or Funds (as applicable based on the term used in each respective Agreement), or upon such person (or after the Corporation, Trust, or Fund or such person shall have received notice of such service on any designated agent). However, failure to notify Distributor of any such claim shall not relieve Distributor from any liability which Distributor may have to the Corporation, Trust, Fund, or Funds (as applicable based on the term used in each respective Agreement) or any person against whom such action is brought otherwise than on account of Distributor’s indemnity agreement contained in this Paragraph.

8.  Except as amended hereby, all of the terms and conditions of each Agreement shall remain in full force and effect in accordance with its terms. The parties acknowledge that the rights and obligations of the Corporations/Trusts hereunder are several and not joint, that no Corporation/Trust shall be liable for any responsibility or amount owing by another Corporation/Trust, and that the Corporations/Trusts have executed one instrument for convenience only.

IN WITNESS THEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, as of the day and year first written above.

Attest:	Each of the Corporations/Trusts listed in Schedule A
/s/Darrell N. Braman _________________________________ Darrell N. Braman, Secretary	/s/David Oestreicher __________________________________ David Oestreicher, Vice President

Attest:	T. ROWE PRICE INVESTMENT SERVICES, INC.
/s/Joan E. Flister ________________________________ Joan E. Flister, Assistant Secretary	/s/Darrell N. Braman __________________________________ Darrell N. Braman, Vice President

SCHEDULE A

T. Rowe Price Balanced Fund, Inc.

T. Rowe Price Blue Chip Growth Fund, Inc.

T. Rowe Price California Tax-Free Income Trust

 California Tax-Free Bond Fund

 California Tax-Free Money Fund

T. Rowe Price Capital Appreciation Fund

T. Rowe Price Capital Appreciation & Income Fund, Inc.

T. Rowe Price Capital Opportunity Fund, Inc.

T. Rowe Price Corporate Income Fund, Inc.

T. Rowe Price Credit Opportunities Fund, Inc.

T. Rowe Price Diversified Mid-Cap Growth Fund, Inc.

T. Rowe Price Dividend Growth Fund, Inc.

T. Rowe Price Equity Income Fund

T. Rowe Price Equity Series, Inc.

 T. Rowe Price Blue Chip Growth Portfolio

 T. Rowe Price Equity Income Portfolio

 T. Rowe Price Equity Index 500 Portfolio

 T. Rowe Price Health Sciences Portfolio

 T. Rowe Price Mid-Cap Growth Portfolio

 T. Rowe Price New America Growth Portfolio

 T. Rowe Price Personal Strategy Balanced Portfolio

T. Rowe Price Financial Services Fund, Inc.

T. Rowe Price Fixed Income Series, Inc.

 T. Rowe Price Government Money Portfolio

 T. Rowe Price Limited-Term Bond Portfolio

T. Rowe Price Floating Rate Fund, Inc.

T. Rowe Price Global Allocation Fund, Inc.

T. Rowe Price Global Multi-Sector Bond Fund, Inc.

T. Rowe Price Global Real Estate Fund, Inc.

T. Rowe Price Global Technology Fund, Inc.

T. Rowe Price GNMA Fund

T. Rowe Price Government Money Fund, Inc.

T. Rowe Price Growth & Income Fund, Inc.

T. Rowe Price Growth Stock Fund, Inc.

T. Rowe Price Health Sciences Fund, Inc.

T. Rowe Price High Yield Fund, Inc.

 T. Rowe Price U.S. High Yield Fund

T. Rowe Price Index Trust, Inc.

 T. Rowe Price Equity Index 500 Fund

 T. Rowe Price Extended Equity Market Index Fund

 T. Rowe Price Mid-Cap Index Fund

 T. Rowe Price Small-Cap Index Fund

 T. Rowe Price Total Equity Market Index Fund

T. Rowe Price Inflation Protected Bond Fund, Inc.

T. Rowe Price Institutional Equity Funds, Inc.

 T. Rowe Price Institutional Large-Cap Core Growth Fund

 T. Rowe Price Institutional Large-Cap Growth Fund

 T. Rowe Price Institutional Large-Cap Value Fund

 T. Rowe Price Institutional Mid-Cap Equity Growth Fund

 T. Rowe Price Institutional Small-Cap Stock Fund

 T. Rowe Price Institutional U.S. Structured Research Fund

T. Rowe Price Institutional Income Funds, Inc.

 T. Rowe Price Institutional Cash Reserves Fund

 T. Rowe Price Institutional Core Plus Fund

 T. Rowe Price Institutional Credit Opportunities Fund

 T. Rowe Price Institutional Floating Rate Fund

 T. Rowe Price Institutional Global Multi-Sector Bond Fund

 T. Rowe Price Institutional High Yield Fund

 T. Rowe Price Institutional Long Duration Credit Fund

T. Rowe Price Institutional International Funds, Inc.

 T. Rowe Price Institutional Africa & Middle East Fund

 T. Rowe Price Institutional Emerging Markets Bond Fund

 T. Rowe Price Institutional Emerging Markets Equity Fund

 T. Rowe Price Institutional Frontier Markets Equity Fund

 T. Rowe Price Institutional Global Focused Growth Equity Fund

 T. Rowe Price Institutional Global Growth Equity Fund

 T. Rowe Price Institutional Global Value Equity Fund

 T. Rowe Price Institutional International Bond Fund

 T. Rowe Price Institutional International Concentrated Equity Fund

 T. Rowe Price Institutional International Core Equity Fund

 T. Rowe Price Institutional International Growth Equity Fund

T. Rowe Price Intermediate Tax-Free High Yield Fund, Inc.

T. Rowe Price International Funds, Inc.

 T. Rowe Price Africa & Middle East Fund

 T. Rowe Price Asia Opportunities Fund

 T. Rowe Price Emerging Europe Fund

 T. Rowe Price Emerging Markets Bond Fund

 T. Rowe Price Emerging Markets Corporate Bond Fund

 T. Rowe Price Emerging Markets Local Currency Bond Fund

 T. Rowe Price Emerging Markets Stock Fund

 T. Rowe Price Emerging Markets Value Stock Fund

 T. Rowe Price European Stock Fund

 T. Rowe Price Global Growth Stock Fund

 T. Rowe Price Global High Income Bond Fund

 T. Rowe Price Global Industrials Fund

 T. Rowe Price Global Stock Fund

 T. Rowe Price Global Unconstrained Bond Fund

 T. Rowe Price International Bond Fund

 T. Rowe Price International Bond Fund (USD Hedged)

 T. Rowe Price International Concentrated Equity Fund

 T. Rowe Price International Discovery Fund

 T. Rowe Price International Stock Fund

 T. Rowe Price International Value Equity Fund

 T. Rowe Price Japan Fund

 T. Rowe Price Latin America Fund

 T. Rowe Price New Asia Fund

 T. Rowe Price Overseas Stock Fund

T. Rowe Price International Index Fund, Inc.

 T. Rowe Price International Equity Index Fund

T. Rowe Price International Series, Inc.

 T. Rowe Price International Stock Portfolio

T. Rowe Price Limited Duration Inflation Focused Bond Fund, Inc.

T. Rowe Price Media & Telecommunications Fund, Inc.

T. Rowe Price Mid-Cap Growth Fund, Inc.

T. Rowe Price Mid-Cap Value Fund, Inc.

T. Rowe Price Multi-Sector Account Portfolios, Inc.

 T. Rowe Price Emerging Markets Corporate Multi-Sector Account Portfolio

 T. Rowe Price Emerging Markets Local Multi-Sector Account Portfolio

 T. Rowe Price Floating Rate Multi-Sector Account Portfolio

 T. Rowe Price High Yield Multi-Sector Account Portfolio

 T. Rowe Price Investment-Grade Corporate Multi-Sector Account Portfolio

 T. Rowe Price Mortgage-Backed Securities Multi-Sector Account Portfolio

T. Rowe Price New America Growth Fund

T. Rowe Price New Era Fund, Inc.

T. Rowe Price New Horizons Fund, Inc.

T. Rowe Price New Income Fund, Inc.

T. Rowe Price Personal Strategy Funds, Inc.

 T. Rowe Price Personal Strategy Balanced Fund

 T. Rowe Price Personal Strategy Growth Fund

 T. Rowe Price Personal Strategy Income Fund

T. Rowe Price Quantitative Management Funds, Inc.

 T. Rowe Price QM Global Equity Fund

 T. Rowe Price QM U.S. Small-Cap Growth Equity Fund

 T. Rowe Price QM U.S. Small & Mid-Cap Core Equity Fund

 T. Rowe Price QM U.S. Value Equity Fund

T. Rowe Price Real Assets Fund, Inc.

T. Rowe Price Real Estate Fund, Inc.

T. Rowe Price Reserve Investment Funds, Inc.

 T. Rowe Price Government Reserve Fund

 T. Rowe Price Short-Term Fund

 T. Rowe Price Treasury Reserve Fund

T. Rowe Price Retirement Funds, Inc.

 T. Rowe Price Retirement 2005 Fund

 T. Rowe Price Retirement 2010 Fund

 T. Rowe Price Retirement 2015 Fund

 T. Rowe Price Retirement 2020 Fund

 T. Rowe Price Retirement 2025 Fund

 T. Rowe Price Retirement 2030 Fund

 T. Rowe Price Retirement 2035 Fund

 T. Rowe Price Retirement 2040 Fund

 T. Rowe Price Retirement 2045 Fund

 T. Rowe Price Retirement 2050 Fund

 T. Rowe Price Retirement 2055 Fund

 T. Rowe Price Retirement 2060 Fund

 T. Rowe Price Retirement Balanced Fund

 T. Rowe Price Retirement Income 2020 Fund

 T. Rowe Price Target 2005 Fund

 T. Rowe Price Target 2010 Fund

 T. Rowe Price Target 2015 Fund

 T. Rowe Price Target 2020 Fund

 T. Rowe Price Target 2025 Fund

 T. Rowe Price Target 2030 Fund

 T. Rowe Price Target 2035 Fund

 T. Rowe Price Target 2040 Fund

 T. Rowe Price Target 2045 Fund

 T. Rowe Price Target 2050 Fund

 T. Rowe Price Target 2055 Fund

 T. Rowe Price Target 2060 Fund

T. Rowe Price Science & Technology Fund, Inc.

T. Rowe Price Short-Term Bond Fund, Inc.

 T. Rowe Price Ultra Short-Term Bond Fund

T. Rowe Price Small-Cap Stock Fund, Inc.

T. Rowe Price Small-Cap Value Fund, Inc.

T. Rowe Price Spectrum Fund, Inc.

 Spectrum Growth Fund

 Spectrum Income Fund

 Spectrum International Fund

T. Rowe Price State Tax-Free Income Trust

 Georgia Tax-Free Bond Fund

 Maryland Short-Term Tax-Free Bond Fund

 Maryland Tax-Free Bond Fund

 Maryland Tax-Free Money Fund

 New Jersey Tax-Free Bond Fund

 New York Tax-Free Bond Fund

 New York Tax-Free Money Fund

 Virginia Tax-Free Bond Fund

T. Rowe Price Summit Funds, Inc.

 T. Rowe Price Cash Reserves Fund

T. Rowe Price Summit Municipal Funds, Inc.

 T. Rowe Price Summit Municipal Income Fund

 T. Rowe Price Summit Municipal Intermediate Fund

 T. Rowe Price Summit Municipal Money Market Fund

T. Rowe Price Tax-Efficient Funds, Inc.

 T. Rowe Price Tax-Efficient Equity Fund

T. Rowe Price Tax-Exempt Money Fund, Inc.

T. Rowe Price Tax-Free High Yield Fund, Inc.

T. Rowe Price Tax-Free Income Fund, Inc.

T. Rowe Price Tax-Free Short-Intermediate Fund, Inc.

T. Rowe Price Total Return Fund, Inc.

T. Rowe Price U.S. Bond Enhanced Index Fund, Inc.

T. Rowe Price U.S. Large-Cap Core Fund, Inc.

T. Rowe Price U.S. Treasury Funds, Inc.

 U.S. Treasury Intermediate Fund

 U.S. Treasury Long-Term Fund

 U.S. Treasury Money Fund

T. Rowe Price Value Fund, Inc.

CAPS\Documents\Agreements\.Underwriting Agreements\Amendment to Underwriting Agreements August 2017.doc